Exhibit 10.1
AMENDMENT TO CONSULTING AGREEMENT
This Amendment (this “Amendment”), entered into and effective as of June 8, 2024 (the “Effective Date”), is made by and between BioMarin Pharmaceutical Inc. (“BioMarin”), a Delaware corporation, located at 105 Digital Drive, Novato, CA 94949 and Jean-Jacques Bienaime (“Provider”).
WHEREAS, BioMarin and Provider entered into a Consulting Agreement on October 30, 2023, effective as of December 1, 2023 (the “Consulting Agreement”)
WHEREAS, BioMarin and Provider desire to amend the Consulting Agreement pursuant to this Amendment;
NOW, THEREFORE, in consideration of the above recitals and mutual covenants contained herein, BioMarin and Provider agree as follows:

1.The final sentence of Section 2.3.1 of the Consulting Agreement is hereby amended and restated to read as follows:
“Change in Control” means any one or more of the following events: (i) a merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, tender offer, exchange offer or other similar transaction as a result of which any one person, or more than one person acting as a group, acquires ownership of shares of BioMarin’s voting stock that, together with other such stock held by such person or group, constitutes more than fifty percent (50%) of the total voting power of all outstanding classes of voting stock of BioMarin or the continuing or surviving corporation if BioMarin is not the continuing or surviving corporation in such transaction, or (ii) a sale of all or substantially all of the assets of BioMarin; provided, however, that an event will constitute a Change in Control only if it is also a change in ownership or effective control of the corporation or a change in the ownership of a substantial portion of the assets of the corporation, as defined in Treas. Reg. § 1.409A-3(i)(5).

2.Counterparts. This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
3.Ratification. All other provisions of the Consulting Agreement remain unchanged and are hereby ratified by BioMarin and Participant.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Amendment to be executed and delivered by their proper and duly authorized officers effective as of the Effective Date.

ACCEPTED AND AGREED TO:

Jean-Jacques Bienaime		BioMarin Pharmaceutical Inc.

By:	/s/ Jean-Jacques Bienaime	By:	/s/ G. Eric Davis
Date:	June 7, 2024	Name:	G. Eric Davis
		Its:	Chief Legal Officer
		Date:	June 8, 2024

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